UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2026 (January 14, 2026)

Tectonic Financial, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-38910	82-0764846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16200 Dallas Parkway, Suite 190
Dallas, Texas 75248

(Address of principal executive offices) (Zip Code)

(972) 720-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Series B preferred stock, par value $0.01 per share	TECTP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 15, 2026, Tectonic Financial, Inc. (the “Company”) notified the NASDAQ Stock Market of its intent to file a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the Securities and Exchange Commission (the “SEC”) on or about February 17, 2026, to effect the voluntary delisting of its shares of 9.00% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”) from NASDAQ. The voluntary delisting is subject to and conditioned upon obtaining the requisite funding to pay the redemption price of the Series B Preferred Stock, which condition may be waived by the Company in its sole and absolute discretion. The notice followed the decision of the Company’s board of directors, which approved the delisting and deregistration on January 14, 2026. The Company expects the delisting will be effective on or about February 27, 2026. The Company also announced its intention to terminate the registration of its Series B Preferred Stock under Section 12(b) of the Exchange Act and to suspend its periodic reporting obligations with the SEC.

Item 7.01 Regulation FD Disclosure.

On January 15, 2026, the Company issued a press release announcing its intention to delist and deregister its shares of Series B Preferred Stock and its intention to redeem all of its outstanding shares of Series B Preferred Stock.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, unless specifically identified therein as being incorporated therein by reference.

Item 8.01 Other Events.

On January 15, 2026, the Company notified the holders of its Series B Preferred Stock, that on February 17, 2026 (the “Redemption Date”) it intends to redeem all 1,725,000 of its outstanding shares of Series B Preferred Stock at a redemption price per share of $10.00 plus any declared and unpaid dividends (without regard to any undeclared dividends) to, but not including the Redemption Date (the “Redemption Price”). Also on January 15, 2026, T Bancshares, Inc., a wholly-owned subsidiary of the Company (“TBI”), delivered notices to the holders of its 7.125% Fixed-to-Floating Rate Subordinated Notes due July 30, 2027 (the “2027 Notes”) and 7.125% Fixed-to-Floating Rate Subordinated Notes due March 31, 2028 (the “2028 Notes”) that on the Redemption Date it intends to redeem the 2027 Notes and 2028 Notes at a redemption price of 100% of the principal amount of the 2027 Notes or 2028 Notes to be redeemed, plus, in each case accrued and unpaid interest thereon to, but excluding, the Redemption Date.

The redemption of the Series B Preferred Stock and the 2027 Notes and 2028 Notes is each conditioned upon the Company or TBI, as the case may be, obtaining the requisite funding to pay the Redemption Price, the 2027 Notes redemption price and the 2028 Notes redemption price (the “Condition”). In the Company’s or TBI’s discretion, the Redemption Date may be delayed until such time as the applicable Condition is satisfied, or the redemption may not occur in the event that the Condition shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed. The Company may waive the Condition in any of the following: the Redemption of the Series B Preferred Stock, the 2027 Notes and/or the 2028 Notes.

The information contained in this Current Report on Form 8-K does not constitute a notice of redemption of the Series B Preferred Stock, 2027 Notes or 2028 Notes. Holders of the Series B Preferred Stock should refer to the notice of redemption delivered to the holders of record of the Series B Preferred Stock by Broadridge Corporate Issuer Solutions, LLC, and holders of the 2027 Notes and 2028 Notes should refer to the conditional notice of redemption delivered to the holders of record of the 2027 Notes and 2028 Notes by the Company.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1*	Press release, dated January 15, 2026, announcing the Delisting of Preferred Stock and Preferred Stock Redemption.

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL).

*	Furnished, not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2026	TECTONIC FINANCIAL, INC.

	By:	/s/ A. Haag Sherman
	Name:	A. Haag Sherman
	Title:	Chief Executive Officer

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